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INSTITUTIONAL ACCOUNT APPLICATION
The Berger Funds                                                                                          [LOGO]


                                                                                            For assistance call: (800)551-5849
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STEP 1  REGISTER YOUR ACCOUNT (Please choose one)
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PLEASE TYPE OR PRINT CLEARLY

Account Registration ----------------------------------      ----------------------------------
                     Name of Organization or Individual      Tax Identification Number

                     ---------------------------------

TYPE OF ORGANIZATION                 TYPE OF PLAN OR ACCOUNT

/ / Cooperation                      / / 401(k)                   / / Investment Account
/ / Unincorporated Association       / / Profit Sharing           / / Endowment Foundation
/ / Partnership                      / / Money Purchase Pension   / / Other--------------------
/ / Nominee                          / / Deferred Benefits        / / Approximate number of participants if a retirement plan ------
/ / Other --------------------
/ / Trust


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Trustee's Name                            Date of Trust

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Name of Trust Agreement

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STEP 2  MAILING ADDRESS
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                                                        (   )                   (   )
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Street Address                  Apt./Suite #            Daytime Telephone       Evening Telephone

-------------------------------------------------       ---------------------------------------------------
City                  State           Zip               Electronic Mail Address

Citizenship:  / / US Citizen       / / Non-Resident Alien

              / / Resident Alien   / / County of Tax Residency ----------------       (   )
                                                                                      -------------------------------
                                                                                      Fax No.
FOR DUPLICATE STATEMENTS PLEASE FILL OUT STEP 10.

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STEP 3  FUND SELECTION
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Fund Name (fund code)                                         Minimum Initial           Your Initial         Investment Method
                                                              Investment                Investment

Berger 100 Fund (41) ........................................   $500        ..........   $-----------
Berger Growth and Income Fund (44) ..........................   $500        ..........   $-----------
Berger Small Company Growth Fund (345) ......................   $500        ..........   $-----------      / / By Check
Berger New Generation Fund (344) ............................   $1,000      ..........   $-----------      Make Checks payable
Berger/BIAM International Fund (349) ........................   $2,000      ..........   $-----------      to: The Berger Funds
Berger/BIAM International Institutional Fund (659) ..........   $100,000    ..........   $-----------
Berger/BIAM International CORE Fund (660) ...................   $1,000,000  ..........   $-----------      / / By Wire
Cash Account Trust (CAT)*                                                                                       Call 1-800-451-5849
Money Market Portfolio (346) ................................   $1,000      ..........   $-----------      for more information.
Government Securities Portfolio (347)........................   $1,000      ..........   $-----------
Tax-Exempt Portfolio (348) ..................................   $1,000      ..........   $-----------

*Cash Account Trust is a separately managed, unaffiliated money market mutual fund. Use of the Cash Account Trust as an investment directly or by exchange from your Berger Funds does not constitute an offering or recommendation of the CAT portfolios by the Berger Funds or their advisors.

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STEP 4  FOR DEALER USE ONLY
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                        Please print clearly or type
When opening your
account through a       -----------------------------------------------------------------------------------------------------------
representative, have    Company                       Dealer/Branch/Rep Numbers         Branch and Region Number (if applicable)
him/her complete
this section.           -----------------------------------------------------------------------------------------------------------
                        Address

                        -----------------------------------------------------------------------------------------------------------
                        Representative Name                           Rep #                 Daytime Phone Number

                        Authorized Signature ------------------------------------------------

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STEP 5  DISTRIBUTION OPTIONS
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All income and capital gains distributions will be reinvested UNLESS you check the box(es) below:

                     / / Pay all income in cash           / / Pay all capital gains in cash

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STEP 6  TELEPHONE TRANSACTION/ON-LINE COMPUTER ACCESS PRIVILEGES
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The privileges below allow you to make telephone/on-line purchases, exchanges and redemptions, subject to applicable minimums and maximums that are disclosed in the Prospectus (Step 7 must be completed.)
      Telephone Transaction Privileges are available on all accounts unless you specifically decline them below:
      / / We decline the use of telephone transaction privileges
      On-line Computer Access Privileges are available on all accounts unless you specifically decline below.
      / / We decline the use of on-line computer access.
All telephone and on-line transactions are recorded and written confirmations indicating the details of all telephone and on-line transactions will be promptly sent to the shareholder of record. Prior to placing an order the shareholder may be required to provide certain identifying information. See the Prospectus for further information.

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STEP 7  BANK INFORMATION
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-------------------------------------------------   Your bank account information must be on file in order to settle by
Name of Bank              Name(s) on Bank Account   wire or electronic funds transfer any purchase or redemption transac-
                                                    tions made by telephone or by on-line computer access. The account
-------------------------------------------------   names at left must exactly match at least one name in Step 1. Any co-
Street Address            Bank Account Number       signer of your checking or savings account who is not a joint owner of the funds must authorize these services by signing at left.
-------------------------------------------------   Checking Acct. / /   Savings Acct. / /
City              State             Zip             Please attach a voided check or savings deposit slip.

-------------------------------------------------
Bank Telephone            Bank Address

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Co-signor Signature (if applicable)  Date

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STEP 8  PERSONS AUTHORIZED TO CONDUCT TRANSACTIONS
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List names and ???????? of all individuals authorized by governing documents with respect to shares registered or instructed by the application.

---------------------------------------------------------     -------------------------------------------------------------
Name (Please print)                 Title                     Signature                          Date


---------------------------------------------------------     -------------------------------------------------------------
Name (Please print)                 Title                     Signature                          Date


---------------------------------------------------------     -------------------------------------------------------------
Name (Please print)                 Title                     Signature                          Date


---------------------------------------------------------     -------------------------------------------------------------
Name (Please print)                 Title                     Signature                          Date

  NOTE: A corporation or a trust with a bank or trust company as trustee must attach a copy of the corporate resolution designating those individuals who are authorized to direct transactions on this account. If a bank or trust company is serving as agent or custodian, attach a copy of the custodial agreement as well.
  The signatures of at least -----* of the authorized signers are required by the applicable governing documents to convert, redeem or transfer shares of the Berger Funds and to execute and deliver any instrument necessary to effect such authority.
Berger Funds may rely on the authority of the named individuals until it receives written notification to the contrary.
*Please specify number. If left blank, the Berger Funds will assume that only one signature is required.

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STEP 9  SIGNATURES
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 - For a corporate account, a vice president or above must    - For an unincorporated association, two officers must
   sign and state his or her title.                             sign and state their titles.

 - For a bank or trust company, a vice president or above     - For a general partnership, one partner must sign with the words
   must sign and state his or her title.                        "general partner" following his or her signature; for a limited partnership, the managing or general partner must sign.

All of the undersigned represent that they have the authority and legal capacity to purchase mutual fund shares, all are of legal age in their state and believe each investment is suitable for themselves. All of the undersigned have received and read the Prospectus for the investment selected, agree to its terms and agree that by signing below (a) their account will have exchange privileges with other Berger Funds and the portfolios of the Cash Account Trust ("CAT") and that all information provided in the above steps will apply to any Fund or CAT portfolio into which their shares may be exchanged; (b) they hereby ratify any instructions given on this account and any account into which they exchange related to the above steps and agree that neither the Funds, CAT portfolios, Berger Associates nor BBOI Worldwide will be liable for any loss, cost or expense for acting upon such instructions (by telephone, computer on-line access or writing) believed to be genuine and in accordance with the procedures described in the Prospectus; and (c) their responsibility is to read the Prospectus of any Fund or CAT portfolio into which they exchange.

Under penalties of perjury, I certify:
(1) The number shown on this form is my correct social security or taxpayer identification number and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

/ / Check this box only if the IRS has notified you that you are subject to backup withholding.

Individual or Custodial Accounts                              Corporations, Partnerships, Trusts, etc.


---------------------------------------------------------     -------------------------------------------------------------
Signature of Individual or Custodian         Date             Signature              Title              Date


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Signature of Individual or Custodian         Date             Signature              Title
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STEP 10 ADDITIONAL DUPLICATE STATEMENTS ONLY
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Not for use for 12b-1 Fees

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Company Name                                                  Assumption

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Address                                                       Phone Number

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City                      State               Zip

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